Exhibit 10.93

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, Virginia 20171

April 24, 2009

Mr. Alok Singh

Managing Director

New Mountain Capital, LLC

787 Seventh Avenue

49th Floor

New York, New York 10019

Dear Mr. Singh:

In connection with Deltek, Inc.’s announced rights offering (pursuant to a Registration Statement on Form S-3 (No. 333-158388)), we request that New Mountain Capital, LLC confirm, by countersigning this letter below, its agreement to waive any transaction fee otherwise payable pursuant to Section 3.2 of the Advisory Agreement between New Mountain Capital, LLC and Deltek, Inc., dated as of April 22, 2005, in respect of or in connection with the rights offering.

If you have any questions, please contact me at 703-885-9933.

Sincerely,

/s/ David R. Schwiesow
David R. Schwiesow Senior Vice President, General Counsel & Secretary

AGREED AND ACCEPTED

AS OF THE ABOVE

WRITTEN DATE:

NEW MOUNTAIN CAPITAL, LLC

By:	/s/ Alok Singh
Name: Alok Singh Title: Managing Director